UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

D.R. Horton, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements of Certain Officers
2008 Fiscal Year Compensation of Chairman and Chief Executive Officer.
On November 20, 2008, the Compensation Committee of the Board of Directors determined and approved the performance compensation to be paid to Donald R. Horton, Chairman, and to Donald J. Tomnitz, President and Chief Executive Officer, for the fiscal year ended September 30, 2008 (“2008 fiscal year”). Under the 2008 fiscal year performance bonus program, Mr. Horton and Mr. Tomnitz each had the opportunity to earn a performance bonus based on (i) a First Cash Component, related to a performance goal of generating adjusted pre-tax income, and (ii) a Second Cash and Equity Component, related to performance goals of generating cash flow, and achieving selling, general and administrative expense (“SG&A”) containment, both relative to the Company’s peer group. The approved performance bonuses, set forth below, were within the limits of the compensation program established by the Compensation Committee in the first quarter of the 2008 fiscal year.
First Cash Component: Under the First Cash Component, Mr. Horton and Mr. Tomnitz were each paid $848,482 related to adjusted pre-tax income achieved during the first quarter of the 2008 fiscal year (based on 6% of adjusted pre-tax income for the month of December). No bonuses were paid based on adjusted pre-tax income for the remaining three quarters in the 2008 fiscal year because no positive adjusted pre-tax income was achieved.
Second Cash and Equity Component: Under the Second Cash and Equity Component, Mr. Horton and Mr. Tomnitz were each awarded a $1 million performance bonus. Approximately 59% of the bonus was related to the cash flow performance goal and approximately 41% was related to the SG&A containment performance goal. The Compensation Committee determined that Mr. Horton and Mr. Tomnitz achieved levels of performance related to the cash flow and SG&A containment goals to earn a maximum performance bonus of $8 million under the terms of their performance bonus programs established at the beginning of the 2008 fiscal year. However, the Compensation Committee decided to exercise its discretion and reduced the $8 million potential bonus to $1 million for each of Mr. Horton and Mr. Tomnitz. In deciding to reduce the bonus, the Compensation Committee took into consideration the consolidated financial results of the Company and the continued difficulties facing the homebuilding industry.
2009 Fiscal Year Compensation Program of Chairman and Chief Executive Officer.
On November 20, 2008, the Compensation Committee of the Board of Directors established and approved the base salaries, performance-based bonus criteria, performance periods and other long-term compensation and benefits (“2009 Compensation Program”) for Donald R. Horton and Donald J. Tomnitz for our 2009 fiscal year ending September 30, 2009 (“2009 fiscal year”). Mr. Horton and Mr. Tomnitz are expected to be two of our “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) in our 2009 fiscal year. A summary of the 2009 Compensation Program for each of Mr. Horton and Mr. Tomnitz is set forth in Exhibit 10.1 to this Form 8-K and Exhibit 10.1 is hereby incorporated by reference into this Item 5.02.

2008 Fiscal Year Compensation of Other Named Executive Officers.
For the year ended September 30, 2008 (“2008 fiscal year”), the Board of Directors on recommendation of the Compensation Committee, approved annual discretionary bonuses to the executive officers listed below consistent with past practices. All of the executive officers set forth below were “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) of the Company as of the end of the Company’s 2008 fiscal year. There have been no changes to the discretionary bonus plans of the below listed named executive officers as previously approved by the Board of Directors. A summary of the bonuses is attached as Exhibit 10.2 to this Form 8-K and Exhibit 10.2 is hereby incorporated by reference into this Item 5.02.

		Annual
		Discretionary Bonus
		for the Year Ended
Name	Office	September 30, 2008

Bill W. Wheat	Executive Vice President and Chief Financial Officer	$350,000

Stacey H. Dwyer	Executive Vice President and Treasurer	$350,000
2009 Fiscal Year Compensation of Other Named Executive Officers.
The Board of Directors also established and approved the 2009 fiscal year annual base salaries and 2009 fiscal year compensation programs for each of Bill W. Wheat and Stacey H. Dwyer. A summary of the 2009 compensation program for each of Mr. Wheat and Ms. Dwyer is set forth in Exhibit 10.2 to this Form 8-K and Exhibit 10.2 is hereby incorporated by reference into this Item 5.02.
Board and Committee Compensation.
On November 20, 2008, the Board of Directors of the Company approved director fees, committee member fees and committee chairperson fees to be paid to non-management directors of the Company in the current fiscal year. There was no increase or decrease in board, committee or chairperson fees from the fees paid in the prior fiscal year. Director fees, committee fees and chairperson fees are only paid to non-management directors. A summary of the non-management director, committee and chairperson fees is set forth in Exhibit 10.3 to this Form 8-K and Exhibit 10.3 is hereby incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Form and Summary of Executive Compensation Notification — Chairman and Chief Executive Officer

10.2	Form and Summary of Executive Compensation Notification — Other Executive Officers

10.3	Form and Summary of Director, Committee and Chairperson Compensation

10.4	Form of Performance Unit Plan Award

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.
Date: November 26, 2008	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form and Summary of Executive Compensation Notification — Chairman and Chief Executive Officer

10.2	Form and Summary of Executive Compensation Notification — Other Executive Officers

10.3	Form and Summary of Director, Committee and Chairperson Compensation

10.4	Form of Performance Unit Plan Award